Exhibit 10.3

PARTICIPANT AGREEMENT

2001 LONG-TERM INCENTIVE PLAN

PERFORMANCE BASED RESTRICTED STOCK AWARD

Name of Participant: [NAME]

WHEREAS, the undersigned has been awarded the number of shares of Restricted Stock under The Colonial BancGroup, Inc.’s 2001 Long-Term Incentive Plan effective as of July 1, 2001 (the “Plan”), as set forth below; and

WHEREAS, the undersigned wishes, in consideration of this Award and as a condition to the receipt of this Award, to enter into this Agreement with the Company in accordance with Article 10 of the Plan;

NOW, THEREFORE, the Participant agrees with the Company, as follows:

1. All terms capitalized herein shall have the same meaning given to such terms in the Plan, unless specified otherwise.

2. The undersigned Participant acknowledges that the number of shares subject to this Award is set forth below and that the vesting of these restricted shares is based on Colonial BancGroup’s earning per share (EPS) performance over the three year period beginning on January 1,                  and ending on December 31,                 . Vesting of these shares is based upon Colonial’s average compound EPS growth relative to the                  Performance Share Peer Group (the Peer Group is attached as Exhibit A). If an institution in the                  Performance Share Peer Group is acquired or otherwise no longer reporting EPS on a comparable basis, the institution will be excluded from the calculations.

3. Each certificate in respect of shares made the subject of this Award shall be registered with the Company in the name of the Participant, and Participant shall deliver to the Company a stock power endorsed in blank by the Participant. Such certificate shall bear a legend, as deemed appropriate by the Committee, referring to the terms, conditions and restrictions applicable to such shares. Upon the vesting of shares of this Award, the Participant shall be entitled to receive a certificate representing the number of shares as to which restrictions no longer apply.

4. The Participant, as owner of the shares made the subject of this Award, shall have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

5. Upon the termination of the Participant’s employment for any reason (other than death or disability or as provided for under Section 6 hereof), unless the Committee shall otherwise determine, all shares made the subject of this Award and which, at the time of such termination are subject to the restrictions contained in paragraph 2 hereof, shall, upon such termination of employment, be forfeited and returned to the Company. If a Participant’s employment terminates by reason of Death or Disability prior to the vesting date provided for in paragraph 2 hereof, a percentage of the shares made the subject of this Award shall remain outstanding and become the subject of the performance measure as provided in paragraph 2. To calculate the number of shares that will remain outstanding until the end of the performance period, the following calculation will be used: shares awarded hereunder * [(number of days between the grant date of the shares awarded hereunder and the date of death or disability)/(3 * 365)]. The prorated share total will continue to vest pursuant to the vesting schedule as set forth in paragraph 2.

6. Upon a Change in Control of Colonial, which results in the defined performance criteria (i.e. Colonial Earnings Per Share) no longer existing, the shares will vest upon the date of the Change in Control. The number of shares which vest on that date will be based on a daily pro rata basis from date of grant through the date of the Change in Control multiplied by the number of the shares that would have vested if the immediately preceding prior year end had been the end of the performance period, as follows: [performance shares calculated as of the end of the immediately preceding prior year] * [(number of days between the grant date of the shares awarded hereunder and the date of the Change in Control)/(3 * 365)]

7. At the expiration of the restrictions imposed by paragraph 2 hereof with respect to shares made the subject of this Award, the Company shall redeliver to the Participant (or, as appropriate, to such Participant’s legal representative, beneficiary or heirs) the certificate(s) and stock power deposited with it pursuant to paragraph 3 and the shares represented by such certificates shall be free of the restrictions referred to in paragraph 2.

8. The undersigned Participant has, in consideration of the grant of this Award, executed a stock power in blank which the Participant has tendered to the Company along with the certificate representing the shares made the subject of this Award but which have not yet vested.

9. This Agreement is subject to, and incorporates by reference, all terms of the Plan. A copy of the Summary and Section 10(a) Prospectus for the Plan has been furnished to the undersigned Participant, the receipt of which the undersigned hereby acknowledges.

10. Failure by the undersigned Participant to comply with any term of this Agreement or of the Plan, shall result in a forfeiture of any shares which have not yet vested hereunder.

Date:	PARTICIPANT

Print name, address and
telephone number:

THE COLONIAL BANCGROUP, INC.

Sarah H. Moore
Senior Executive Vice President and Chief Financial Officer

Number of shares of Restricted Stock awarded: [Shares]

EXHIBIT A

PERFORMANCE SHARE PEER GROUP

Company Name	Ticker

VESTING TABLE

Colonial Performance within Peer Group	Vesting Percentage
%	%
%	%
%	%
%	%
%	%